THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (I) IN A REGISTRATION UNDER SAID ACT OR (II) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

                           ACCUIMAGE DIAGNOSTICS CORP.

                          COMMON STOCK PURCHASE WARRANT

                        This Warrant Expires March, 2005

Warrant No. 00-                                                   Shares:_______

     THIS CERTIFIES that, subject to the terms and conditions herein set forth, ________________ (the "Holder") is entitled to purchase from ACCUIMAGE DIAGNOSTICS CORP., a Nevada corporation (the "Company"), at any time or from time to time during the Exercise Period (as hereinafter defined) the number of shares of fully paid and non--assessable shares of Common Stock of the Company (the "Shares") as provided herein upon surrender hereof at the principal office of the Company, and, at the election of the holder hereof, upon payment of the purchase price at said office in cash or by cashier's check or by the wire transfer of funds in a dollar amount equal to the purchase price of the Shares for which the consideration is being given.

     1. Purchase Price. Subject to adjustment as hereinafter provided, the purchase price of one share of -------------- Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) (the "Warrant Price") shall be One Dollar and Fifty Cents ($1.50).

     2. Adjustment of Warrant Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the Closing Date of the Company's unit offering as set forth in the Supplemental Term Sheet dated March 21, 2000 relating to the Company's offering of 1,283,334 of its Units (the "Unit Offering"), the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend (other than as provided for in Paragraph 2(b) below), then and in each such case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, given effect to all adjustments called for during such period by this Paragraph 2.

          (b) Adjustment for Changes in Common Stock. In the event of changes in the outstanding Common Stock of the Company by reason of split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, occurring after the Closing Date of the Unit Offering, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the holder of the Warrant on exercise for the same aggregate Warrant Price the total number, class, and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     3. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined by the fair market value of one share of the Company's Common Stock on the date of exercise as determined in good faith by the Company's Board of Directors.

     4. No Stockholder Rights. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company prior to exercise thereof.

     5. Redemption. The Company shall have the right, upon the giving of at least 30 days' prior written notice to the holders of all the Warrants, to redeem all of the Warrants at a price of $0.01 per Warrant (the "Redemption Price") commencing one year from the Closing Date of the Unit Offering, provided that the average closing bid price per share of the Common Stock, for 20 consecutive trading days, ending not more than 15 calendar days prior to the date of the redemption notice, equals or exceeds at least 200% of the then effective exercise price of the Warrants. All Warrants issued in the Unit Offering must be redeemed if any are to be redeemed.

     Such notices of redemption shall (a) designate the date of redemption which date shall not be less than 30 or more than 60 days from the date of such notice, (b) state the Redemption Price and that payment therefor will be made upon surrender of the Warrant at the offices of the Company and (c) indicate that the right to exercise the Warrant will terminate at the close of business on the business day prior to the redemption date. If the giving of notice of redemption shall be given as aforesaid, the right to exercise the Warrant will terminate at the close of business on the business day prior to the redemption date, and the holder of this Warrant shall thereafter be entitled upon surrender of this Warrant only to receive the Redemption Price without interest.

     6. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     7. Exercise of Warrant. This Warrant may be exercised by the registered holder or its registered assigns, in whole or in part and in minimum units of 10,000 shares, by the surrender of this Warrant at the principal office of the Company, together with the form of subscription hereof duly executed, accompanied by payment in full of the amount of the Warrant Price in the form described in this Warrant. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

     8. Certificate of Adjustment. Whenever the Warrant Price is adjusted as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the relevant Warrant Price or number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     9. Compliance With Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof (or shares of any security into which such Common Stock may be converted) are being acquired for investment and that the holder will not offer, sell, or otherwise dispose of this Warrant and any shares of Common Stock to be issued upon exercise hereof (or shares of any security into which such Common Stock may be converted) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing its investment purpose and acceptance of the restrictions on transfer of the shares of Common Stock.

     10. Subdivision of Warrant. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant, upon surrender of such Warrant for such purpose to the Company, the Company at its expense (except for any transfer tax payable) will issue and exchange therefor warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of such Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this section shall be subject to and conditioned upon the compliance of any such subdivision with applicable state securities laws and with the Securities Act.

     11. Loss, Theft, Destruction, or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dates as of such cancellation, in lieu of this Warrant.

     12. Miscellaneous. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be by telecopy or expedited courier service to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

     13. Exercise Period. The Exercise Period shall mean the period commencing on the date hereof and ending on March __, 2005.

     ISSUED this ___day of March, 2000.

                                   ACCUIMAGE DIAGNOSTICS CORP.



                                    By:
                                        ------------------------------------
                                        Robert Taylor, Chief Executive Officer

ATTEST:



---------------------------------

                               FORM OF ASSIGNMENT

                           ACCUIMAGE DIAGNOSTICS CORP.

     FOR VALUE RECEIVED the undersigned registered owner of this warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below.

Name of Assignee                  Address                      Number of Shares







and does hereby irrevocably constitute and appoint ________________________________ Attorney to make such transfer on the books of ACCUIMAGE DIAGNOSTICS CORP. maintained for the purpose, with full power of substitution in the premises.

Dated:
     ----------------------


                                   ------------------------------------------
                                   Name of Warrant Holder


                                   Signature:
                                             -------------------------------

Witness:
        ---------------------

                                SUBSCRIPTION FORM

                           ACCUIMAGE DIAGNOSTICS CORP.

                 (To be executed only upon exercise of Warrant)


     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________________ of the number of shares of Common Stock of ACCUIMAGE DIAGNOSTICS CORP. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.


Dated:
      ------------------------


                                   ------------------------------------------
                                   (Signature of Registered Owner)


                                   ------------------------------------------
                                   (Street Address)


                                   ------------------------------------------
                                   (City) (State) (Zip Code)